AMENDMENT TO STOCK PURCHASE AGREEMENT

This Amendment to Stock Purchase Agreement (this "Amendment") is made as of the 16th day of February, 2004 between **HYDRO TUR (ENERGY) LTD.**, a company organized under the laws of Turkey (hereinafter referred to as "TCO"), **HYCARBEX-AMERICAN ENERGY, INC.**, a Texas, U.S.A. corporation (hereinafter referred to as "Hycarbex") and **THE AMERICAN ENERGY GROUP, LTD.**, a Nevada, U.S.A., corporation (hereinafter referred to as "AEG").

WHEREAS, TCO, AEG and Hycarbex entered into a Stock Purchase Agreement dated as of November 9th, 2003, (the "Stock Purchase Agreement"), pursuant to which agreement, AEG sold to TCO the capital stock of Hycarbex for the consideration of an 18% overriding royalty interest in the Yasin Exploration Block covered by Republic of Pakistan Exploration License No. 2768-7 (hereinafter referred to as the "Concession Area"); and

WHEREAS, the Stock Purchase Agreement contains certain provisions relating to an adjustment of the 18% overriding royalty interest which the parties desire to amend;

NOW, THEREFORE, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. **Consideration for Amendment.** As consideration for the execution of this Amendment, upon execution hereof, AEG shall deliver to TCO a certificate for 1,500,000 shares Common Stock of AEG, par value USD 0.01.

2. **Amendment to Section 1.4.** Section 1.4 of the Stock Purchase Agreement, which provides that the 18% overriding royalty interest shall be reduced to 14% upon the "Carryover Well" not resulting in a Commercial Discovery, is hereby deleted. The overriding royalty interest shall remain as 18% irrespective of Carryover Well results.

3. **Stipulation Regarding Section 2.2.4.** Section 2.2.4. of the Stock Purchase Agreement provides for TCO (and Hycarbex) to perform certain obligations set forth in the Concession Documents regarding seismic data generation and interpretation. The parties stipulate and agree that these obligations have been satisfied by TCO, except delivery of a copy of the processed and interpreted seismic data to AEG. TCO shall deliver the copy of the processed and interpreted seismic data as soon as it becomes available.

4. **Amendment to Section 2.2.5.** Section 2.2.5. of the Stock Purchase Agreement, which provides that TCO shall drill, test and complete in the Concession Area the Carryover Well no later than April 16, 2004, is amended to permit extension of the April 16 deadline to 16th Nov, 2004. The provisions in section 2.2.5. relating to the second well shall not be amended.

5. **Stipulations Regarding Section 4.4.** Section 4.4 of the Stock Purchase Agreement provides for a reduction in the 18% overriding royalty interest upon failure to substantially consummate the Bankruptcy Plan, as defined in Section 1101(2) of the United States Bankruptcy Code. Based upon substantial consummation of the Bankruptcy Plan within 90 days of the Stock Purchase Agreement, as evidenced by Order of the Bankruptcy Court dated January 29, 2004, the parties stipulate and agree this Section has been fully performed and the 18% overriding royalty interest shall remain unchanged.

6. **Ratification of Stock Purchase Agreement.** Except as amended hereby, the parties hereby ratify the Stock Purchase Agreement as in full force and effect, including without limitation, the indemnification provisions set forth in Section 4.2 of the Stock Purchase Agreement.

7. **Binding on Successors and Assigns.** This Amendment shall bind TCO, AEG, Hycarbex and their respective successors and assigns.

EXECUTED as of the date set forth first above.

HYDRO TUR (ENERGY) LTD.

By: [signature]
Name: Ugur Cetinkaya
Title: President

HYCARBEX-AMERICAN ENERGY, INC.

By: [signature]
Name: Ugur Cetinkaya
Title: President

THE AMERICAN ENERGY GROUP, LTD.

By:____________________
Pierce Onthank, President and Director

By: [signature]
Dr. Iftikhar Zahid, Director